                                                                     EXHIBIT 3.2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/02/1996
960127817 - 2434185

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          EXTREME TECHNOLOGIES, INC.
                          --------------------------
                            a Delaware corporation

     Extreme Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. That Article ONE of the Certificate of Incorporation of this corporation is amended to read as follows:

         "The name of this corporation is PortaCom Wireless, Inc."

     2. Said Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the corporation and by the affirmative vote of the holders of at least of a majority of the outstanding stock entitled to vote.

     IN WITNESS WHEREOF, Extreme Technologies, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its Executive Vice President and Chief Financial Officer this 25th day of April, 1996.


                                       /s/ J. Michael Christiansen
                                       -----------------------------------------
                                       Name:  J. Michael Christiansen
                                       Title: Executive Vice President and Chief
                                              Financial Officer